UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

INDUSTRIAL PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55376	61-1577639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of Principal Executive Offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Industrial Property Trust Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2020, Charles B. Duke and Stanley A. Moore, two of the independent trustees on the board of trustees (the “Board”) of Industrial Property Trust (the “Trust”), decided to step down from the Board, effective immediately. Messrs. Duke and Moore indicated that their resignations are not the result of any disagreement with the Trust but rather will enable them to focus their efforts on behalf of Black Creek Group’s other sponsored funds as the Trust seeks to complete the plan of liquidation adopted in January 2020. Mr. Duke served as the chair of the audit committee (the “Audit Committee”) of the Board.

On May 20, 2020, the Board appointed John P. Woodberry as an independent trustee to fill one of the vacancies on the Board created by the resignation of Messrs. Duke and Moore. In addition, as permitted by its Declaration of Trust and bylaws, the Board decreased the number of trustees constituting the Board from six to five. In light of the resignations of Messrs. Duke and Moore, Mr. Woodberry’s appointment will allow the Trust to maintain a majority of independent trustees as it works to complete its plan of liquidation. In addition, the Board appointed Mr. Woodberry as a member of and to serve as the chair of the Audit Committee.

John P. Woodberry, age 57, has served as an independent director of Black Creek Diversified Property Fund Inc. since January 2006. Mr. Woodberry has been active in finance and investing since 1991. From July 2019 to present, Mr. Woodberry has served as Director at the investment banking firm W.G. Nielsen & Co. From 2012 to July 2019, Mr. Woodberry served as Portfolio Manager for Woodberry Holdings, LLC, a family office with investments in venture capital, hedge funds, private companies, and public equities. From 2016 to present, Mr. Woodberry has served as the Chairman of the Board and Chief Financial Officer of American Marksman, LLC, an early stage recycling and munitions company. From 2014 to present, Mr. Woodberry has served as the Chairman of the Board for AgPixel, LLC, an agriculture services company. From 2007 to 2012, Mr. Woodberry worked at Passport Capital, LLC where he served as a Senior Managing Director and Portfolio Manager for Capital Markets and India. From 2004 to 2007, Mr. Woodberry was the President and Portfolio Manager of Independence Capital Asset Partners, LLC. Previously, from 2001 to 2004, Mr. Woodberry was a Senior Research Analyst at Cobalt Capital, LLC, a New York City-based hedge fund. From 1998 to 2001, Mr. Woodberry worked for Minute Man Capital Management, LLC and Trident Investment Management, LLC, each a New York City-based hedge fund. From 1995 to 1998, Mr. Woodberry worked at Templeton Investment Council Ltd. Mr. Woodberry has a Master’s Degree in Business Administration from Harvard Business School and a Bachelor of Arts Degree from Stanford University.

Mr. Woodberry will hold office until his respective successor is duly elected or appointed and qualifies or until his earlier death, resignation or removal in the manner set forth in the Trust’s bylaws.

In connection with his appointment as a trustee, Mr. Woodberry and the Trust also entered into an Indemnification Agreement (the “Indemnification Agreement”), effective as of May 20, 2020, consistent with the form of the Indemnification Agreement which has been entered into between the Trust and each of the other trustees. The Indemnification Agreement requires, among other things, that, subject to certain limitations, the Trust will indemnify Mr. Woodberry and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement that is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

10.1	Indemnification Agreement entered into between Industrial Property Trust and John P. Woodberry, dated as of May 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST

May 26, 2020	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Managing Director, Chief Financial Officer